Exhibit 99.1

Bit Digital, Inc.

Registered Company no 319983

(Company)

Director’s Certificate

I, the undersigned, being a director of the Company, certify that the following ordinary resolution (the Shareholder Resolution) was duly passed at the general meeting of shareholders of the Company held, as adjourned, on September 25, 2025 at 9:00 a.m. at 31 Hudson Yards, Floor 11, New York, New York 10001 and virtually via live webcast  (the Meeting) in accordance with the amended and restated memorandum and articles of association of the Company then in effect.

Authorised share capital increase

It is hereby resolved as an Ordinary Resolution that the Company’s authorized share capital be increased from US$3,500,000 divided into 340,000,000 Ordinary Shares of US$0.01 each and 10,000,000 Preference Shares of US$0.01 each to US$10,100,000 divided into 1,000,000,000 Ordinary Shares of US$0.01 each and 10,000,000 Preference Shares of US$0.01 each

I, the undersigned, declare that the above contains a true and exact copy of an extract of Shareholder Resolutions

/s/ Erke Huang		September 25, 2025
Name:	Erke Huang	Date signed
Title:	Director